SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

	Filed by the Registrant	[X]
	Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material under Rule 14a-12
Fidelity Concord Street Trust
(Name of Registrant as Specified In Its Charter)
(if you checked "filed by registrant above" do not fill this in: Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4) Proposed maximum aggregate value of transaction:
(5) Total Fee Paid:
[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

Fidelity U.S. Bond Index Fund

Spartan International Index Fund

Spartan U.S. Equity Index Fund

Telephone Voting Script

Introduction

Hello, Mr./Ms. (Shareholder). My name is _______________________________.I am calling for Fidelity Investments following up on a recent proxy mailing they sent you regarding Fidelity and Spartan Index funds. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect the fund and your investment in it. The shareholder meeting that was originally scheduled for June 13th was postponed for lack of shareholder votes. So you can see that your vote is very important to your fund. I am calling you to encourage you to vote your proxy if you have not yet done so. Voting now will help enable the fund to hold the meeting on July 18th.

Have you received the proxy materials? The package was mailed to you in late April. (Describe the mailings to the shareholder if he/she does not recall it ==> 6"x9" WHITE envelope P.O. Box 9131 Hingham, MA 02043-0131 return address.)

If NO: Confirm shareholder's address for the purpose of sending proxy materials.

Q: Could I please confirm your address for the purpose of sending proxy materials to you?

(If address is incorrect, please write down correct address at end of script under "Comments" and forward to Fidelity.)

Tell the shareholder that a new package will be mailed to him/her. Ask the shareholder to review the material upon receipt and vote his/her shares by signing, dating and mailing the proxy card in the return envelope provided, before the shareholder meeting.

Then, inform the shareholder that if he/she wishes to vote by touch tone phone, toll-free, he/she may do so using the information located on the proxy card. Thank the shareholder for his/ her time. (End phone call.)

I will have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for July 18th. If you would like to vote by touch-tone phone, toll-free, follow the instructions on your proxy card. Or, you may fax your signed proxy card to 1-888 - 451-VOTE (8683). Thank you for your time this evening. (End call.)

If YES: Q: Have you reviewed the material?

If NO: Please review the material at your earliest convenience and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled on July 18th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-8683.

If YES: Do you have any questions?

If YES: Only answer questions using the proxy material. (See attached list of approved Q&A). (DO NOT GUESS). If the shareholder has questions that are account-specific and outside the scope of the proxy statement, ask if they would like to be transferred to a Fidelity representative.

If YES: Conference in Fidelity at 1-800-544-3198, introduce the customer, and transfer the call. (End call.)

I'd be glad to transfer you to a Fidelity representative right now to help answer your questions. Please hold while I call Fidelity. (Once Fidelity rep answers and customer is still on hold ==> This is ______from DF King. We are assisting Fidelity in calling Fidelity and Spartan Index Fund shareholders to encourage them to vote the proxy that was recently mailed to them. I have a shareholder on hold and they have further questions I am unable to answer. Could you please speak to him/her? (Then conference call in customer and introduce customer to Fidelity rep ==> Hello, Mr./Ms. ______, I have ________ from Fidelity on the line and he/she'll be happy to help answer your questions. Thank you. (Transfer customer and end call.)

If NO: Politely refer them to Fidelity at 1-800-544-3198. Thank the shareholder for his/ her time. (End phone call.)

If shareholder sounds hostile:

Thank the shareholder for his/ her time. (End phone call.)

Okay, I will give you Fidelity's phone number in case you'd like to call them at another time. The phone number is 1-800-544-3198.

Thank you for your time this evening. (End call.)

If not hostile: After answering all questions, offer the shareholder the opportunity to vote by telephone. Let the shareholder know that you will be recording the next part of the call, to ensure accuracy in his/her vote. Confirm the shareholder's identity by having him/her repeat his/her full name, address and the last 4 digits of his/her social security number. Record the shareholder's vote on the proposal.

If the shareholder asks how the Board of Trustees voted,

inform him/her that the Board of Trustees recommend a vote in favor of the proposals.

Inform the shareholder that a confirmation letter will be sent to him/her, with a phone number to call if an error was made in recording his/her vote, or if he/she wishes to change his/her vote for any reason. Thank the shareholder for his/her time, and end the phone call.

To facilitate your voting of the proxy, you can vote by telephone. If you would like to vote by telephone, the next part of our call will be recorded. This is to ensure accuracy of your vote. Also, we will be sending you a confirmation letter for your records with a phone number to call in case any error was made in recording your vote, or if you wish to change your vote for any reason.

Would you like to vote by telephone?

If NO: Politely refer him/her to Fidelity at 1-800-

544-3198. (End call)

START HERE FOR INBOUND or RETURN CALLS:

If YES: Confirm the shareholder's identity by having

him/her repeat their full name, address and the last 4 digits of his/her social security number.

Record the shareholder's vote on the proposals.

Could I please have the last four digits of your

social security number? (If it doesn't match, ask for the last four digits of the social security number on the account.)

(If customer does not feel comfortable giving any part of his/her social security number, empathize and say that we require identification through this method to take a vote over the phone. If the customer is still uncomfortable, explain that while you cannot take the vote over the phone, you can mail him/her proxy materials and they can vote by mail or touch tone phone, toll-free.)

I understand that you may feel uncomfortable giving part of your social security number over the phone. It is part of our required procedures, however, to ensure proper identification before we take any votes over the phone. Is this OK with you? (If customer agrees, proceed with vote. If customer doesn't agree, offer to send proxy materials.)

Agrees to Give Last Four Digits of SSN:

Now I will read you the proposals and ask you whether you vote "For", "Against", or "Abstain".

Fidelity U.S. Bond Index Fund

Spartan International Index Fund

Spartan U.S. Equity Index Fund

The proposals are:

1. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

2. To elect a Board of Trustees.

3. To approve an amended management contract for Fidelity U.S. Bond Index Fund.

4. To amend each fund's fundamental investment limitation concerning lending.

5. To amend each fund's fundamental investment limitation concerning underwriting.

Do you vote "For", "Against" or "Abstain?"

Thank you. As I mentioned, I'll be sure to send a confirmation of your vote to you by mail. Thanks for your time this evening. (End call.)

Does Not Agree to Give Last Four Digits of SSN: Unfortunately, I will not be able to take your vote over the phone. What I can do is have a new proxy package mailed to you. Please review the material when you receive it and vote your shares by signing, dating and mailing the proxy card in the return envelope provided, to ensure that your vote is counted at the shareholder meeting scheduled for April 18th. If you would like to vote by touch tone phone, toll-free, follow the instructions on your proxy card. If you would like to vote by fax, you may fax your signed proxy card to 1-888-451-VOTE (8683). Thank you for your time this evening. (End call.)

Fidelity & Spartan Index Funds

Log Sheet

Date__________________

DF King Rep_________________

Address Correction

Social Security No. (record from database; do not ask shareholder)________________

Shareholder Name_______________________________________________________

Street Address _________________________________________________________

City_________________________ State_____________ Zip Code_________________

Materials to Be Sent

Proxy Card Only ________

Full Proxy Kit __________

Comments

Notable Shareholder Response____________________________________________

_____________________________________________________________________

_____________________________________________________________________

Other Comments________________________________________________________

______________________________________________________________________

______________________________________________________________________

Was Shareholder Transferred to Fidelity Representative? Yes_______ No________

Fidelity and Spartan Index Funds

Script for Leaving a Message on an Answering Machine

Hello, Mr./Ms. (Shareholder). My name is ___________. I am calling on behalf of Fidelity Investments regarding the Fidelity & Spartan Index Funds proxy mailing they sent you recently. I'm assisting Fidelity in connection with the proxy vote to approve several important proposals that affect these funds. I've been asked to let you know that your proxy vote is urgently needed .

To vote, please sign, date and mail the proxy card in the return envelope providedto you. For touch tone voting, please see your proxy card. For independent, representative assisted voting, please call 1- 800-848-3155.

Thank you very much.

If you have any questions please call Fidelity at 1-800 544-3198.

Q&A

Important information to help you understand and vote on the proposals

Please read the full text of the enclosed proxy statement. Below is a brief overview of the proposals to be voted upon. Your vote is important. We appreciate you placing your trust in Fidelity and look forward to helping you achieve your financial goals.

What proposals am I being asked to vote on?

You may be asked to vote on the following proposals:

1. To authorize the Trustees to adopt an amended and restated Declaration of Trust.

2. To elect a Board of Trustees.

3. To approve an amended management contract for Fidelity U.S. Bond Index Fund.

4. To amend each fund's fundamental investment limitation concerning lending.

5. To amend each fund's fundamental investment limitation concerning underwriting.

Why is the fund proposing to adopt an amended and restated Declaration of Trust? (Proposal 1)

The proposal asks shareholders to approve an increase in the number of Trustees from 12 to 14. This increase, if approved, will allow the Board to better organize itself and its committees in overseeing management of Fidelity funds. Additionally, the proposal asks shareholders to adopt a more modern form of the Declaration of Trust (i.e., the fund's charter). The more modern charter is Fidelity's new standard for its funds. It gives the Trustees more flexibility and broader authority to act, including greater authority to amend the charter in the future without a shareholder vote.

What role does the Board play? (Proposal 2)

The Trustees oversee the investment policies of each fund. Members of the Board are experienced executives who have an obligation to serve the best interests of shareholders, including approving policy changes such as those proposed in the proxy statement. In addition, the Trustees review fund performance, oversee fund activities and fees, and review the fund's contracts with Fidelity and other service providers. If Proposal 2 is approved, the fourteen nominees receiving the highest number of votes will be elected to the Board. If Proposal 2 is not approved, those twelve nominees (not including Ms. Johnson and Mr. Stavropoulos) receiving the highest number of votes cast, shall be elected.

Why is the fund proposing an amended management contract for Fidelity U.S. Bond Index Fund? (Proposal 3)

The primary purpose of the proposed amendment is to revise the fund's management contract to conform to contracts that are standard for similar types of bond funds managed by FMR. There are four key changes. First, the proposal would add a discussion to the amended management contract that would clarify FMR's ability to use brokers and dealers to execute trades on behalf of the portfolio. Second, the proposal would allow FMR and the trust, on behalf of the fund, to modify the Management Contract subject to the requirements of the Investment Company Act of 1940 (1940 Act). Third, the proposal would allow FMR, subject to Board approval, and in accordance with the requirements of the 1940 Act, the ability to appoint an unaffiliated subadvisor to perform any of the services that are detailed in the amended management contract. While the proposed modification would provide FMR the flexibility to appoint an outside sub-adviser, FMR does not currently anticipate utilizing this flexibility. Finally, the proposal would specify that the terms of the contract are governed by the Commonwealth of Massachusetts. The amended contract will not change the management fees paid to FMR.

Why is each fund proposing to amend the fundamental investment limitation concerning lending? (Proposal 4)

The primary purpose of the proposed amendment is to revise each fund's investment limitations to conform to limitations that are standard for similar types of funds managed by FMR. As all mutual funds are required by the Securities and Exchange Commission to state their policy regarding lending, the proposed amendment clarifies that acquisitions of loans, loan participations or other debt instruments are not considered lending. The Board of Trustees has approved FMR's making the new fundamental lending limit standard for all funds in order to clarify the treatment of debt instruments and explicitly state FMR's interpretation of the funds' lending policies.

Adoption of the proposed limitation is not expected to affect the way in which each of Fidelity U.S. Bond Index Fund, Spartan Total Market Index Fund, Spartan Extended Market Index Fund, Spartan International Index Fund, and Spartan U.S. Equity Index Fund is managed, the investment performance of each fund, or the securities or instruments in which each fund invests. Each fund will continue to normally invest at least 80% of its assets in securities or instruments included in its respective index. Please review the proxy statement for details of the fundamental investment limitation.

Why is each fund proposing to amend the fundamental investment limitation concerning underwriting? (Proposal 5)

The primary purpose of the proposed amendment is to clarify the fund's fundamental investment limitation concerning underwriting to reflect a limitation which is expected to become standard for all funds managed by FMR. The proposed amendments to each fund's fundamental underwriting limitation clarify that each fund is not prohibited from investing in other investment companies, even if as a result of such investment, the funds are technically considered an underwriter under federal securities laws. Adoption of the proposed limitation is not expected to affect the way in which each fund is managed, the investment performance of each fund, or the securities or instruments in which each fund invests.

Has the funds' Board of Trustees approved each proposal?

Yes. The Board of Trustees has unanimously approved all of the proposals and recommends that you vote to approve them.

How many votes am I entitled to cast?

As a shareholder, you are entitled to one vote for each dollar of net asset value you own of a fund on the record date. The record date is April 16, 2001.

How do I vote my shares?

You can vote your shares by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage paid envelope. You may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions.

If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call Fidelity at 1-800-544-3198.

How do I sign the proxy card?

Individual Accounts: Shareholders should sign exactly as their names appear on the account registration shown on the card.

Joint Accounts: Either owner may sign, but the name of the person signing should conform exactly to a name shown in the registration.

All Other Accounts: The person signing must indicate his or her capacity. For example, a trustee for a trust or other entity should sign, "Ann B. Collins, Trustee."